                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              CONSOL ENERGY INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                               CONSOL ENERGY INC.

                              300 Delaware Avenue
                                   Suite 567
                        Wilmington, Delaware 19801-1622
                             Telephone 412.831.4000

                               ----------------

                        October 25, 2000 Annual Meeting
                               ----------------

Dear Shareholder:

   You are cordially invited to attend CONSOL Energy's 2000 Annual Meeting on Wednesday, October 25, 2000, at 11:00 a.m., local time, at Citigroup Center, 153 East 53rd Street, 14th Floor, New York, New York.

   The enclosed Notice of Annual Meeting and Proxy Statement describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of CONSOL Energy's business and an opportunity for you to express your views on subjects related to CONSOL Energy's operations.

   You may vote your shares by telephone or by completing and returning the enclosed proxy card or by using the internet at www.proxyvote.com. The proxy card describes your voting options in more detail. If you need assistance, please contact CONSOL Energy's Investor Relations Office. Our Annual Report to Shareholders accompanies these enclosures.

   The Annual Meeting gives us an opportunity to review results and discuss the steps taken to assure a strong performance in the future. We are committed to making CONSOL Energy Inc. a growing, profitable company that will generate increased shareholder value. We appreciate your ownership of CONSOL Energy Inc., and I hope you will be able to join us at this Annual Meeting.

                                          Sincerely,



                                          /s/ John L. Whitmire
                                          John L. Whitmire
                                          Chairman of the Board

                               CONSOL ENERGY INC.

                              300 Delaware Avenue
                                   Suite 567
                           Wilmington, DE 19801-1622
                            Telephone (412) 831-4000

                               ----------------

      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 25, 2000

                               ----------------

   Notice is hereby given that the Annual Meeting of the shareholders of CONSOL Energy Inc. will be held on October 25, 2000, at 11:00 a.m., Eastern Standard Time, at Citigroup Center, 153 East 53rd Street, New York, New York, for the following purposes:

  1. To elect directors to hold office in accordance with the Bylaws of CONSOL Energy Inc.;

  2. To ratify the selection of Ernst & Young LLP as independent public accountants for the fiscal year ending June 30, 2001; and

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on September 12, 2000, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

   If you do not expect to attend the Annual Meeting in person, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated. If you desire, you may vote by telephone or by using the internet at www.proxyvote.com. If you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

                                          D. L. Fassio


                                          /s/ D. L. Fassio

                                          Vice President and Secretary

   YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE BE SURE TO COMPLETE AND RETURN EACH PROXY CARD.

                               CONSOL ENERGY INC.
                               ----------------

                                PROXY STATEMENT
                               ----------------

                                                              September 20, 2000

   The enclosed proxy is being solicited by the Board of Directors of CONSOL Energy Inc. (CONSOL Energy or "Corporation") to be voted at the Annual Meeting of Shareholders to be held October 25, 2000, at 11:00 a.m. local time at Citigroup Center, 153 East 53rd Street, 14th Floor, New York, New York.

   The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Shareholders. Each Proposal is described in more detail in this Proxy Statement.

                        Voting and Revocation of Proxies

   The persons named as proxies on the accompanying proxy card have informed CONSOL Energy of their intention, if no contrary instructions are given, to vote the shares represented by such proxies in favor of the election as directors of CONSOL Energy of those persons nominated in this Proxy Statement; in favor of the selection of Ernst & Young LLP as independent certified public accountants of CONSOL Energy for the fiscal year ending June 30, 2001; and in accordance with their best judgment on any other matters which may come before the meeting. The Board of Directors does not know of any business to be brought before the Annual Meeting other than as indicated in the Notice.

Annual Report

   CONSOL Energy's Annual Report to Shareholders containing financial statements reflecting the financial position and results of the operations for the fiscal year ended June 30, 2000, is being mailed to Shareholders together with this Proxy Statement.

Record Date and Vote Required for Approval

   The record date with respect to this solicitation is September 12, 2000. All holders of record of CONSOL Energy Inc. Common Stock as of the close of business on September 12, 2000 are entitled to vote at the meeting and any adjournment thereof. As of September 12, 2000 the Corporation had 78,577,274 shares of Common Stock outstanding. Each share of stock is entitled to one vote. A favorable vote of a majority of the shares of Common Stock voted in person or by proxy at the meeting is required for the approval of each of the proposals described in this Proxy Statement, assuming that a quorum is present. Abstentions and broker non- votes are not counted in the calculation of the vote, although they will be considered present for quorum purposes.

Revocation of Proxy

   A proxy may be revoked by a shareholder at any time prior to its being voted. If a proxy is properly executed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions from the shareholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors. In lieu of returning signed proxy cards, holders of record can properly execute proxies by calling a specially designated telephone number described on the enclosed proxy card. Attendance at the meeting without a request to revoke a proxy will not effectively revoke a previously executed and delivered proxy.

   The proxy also serves as the voting instruction for the trustees who hold shares of record for participants in the CONSOL Inc. Investment Plan for Salaried Employees. If proxies representing shares in this plan are not received by mail or telephone, those shares will be voted at the discretion of the trustee.

Proxy Solicitation

   All costs relating to the solicitation of proxies will be borne by CONSOL Energy. Corporate Investor Communications, Inc., has been retained by CONSOL Energy to aid in the solicitation of proxies, at an estimated cost of $4,000 plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, CONSOL Energy will pay brokers and other persons holding shares of stock in their names or in those of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

Secrecy in Voting

   As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by CONSOL Energy. Such documents are available for examination only by the inspectors of election and certain employees associated with tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

   CONSOL Energy will provide to any shareholder, without charge and upon the written request of the shareholder, a copy (without exhibits, unless otherwise requested) of CONSOL Energy's Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission for CONSOL Energy's fiscal year ended June 30, 2000. Any such request should be directed to CONSOL Energy Inc., Investor Relations Department, 1800 Washington Road, Pittsburgh, PA 15241. Neither the Annual Report on Form 10-K nor the Annual Report to Shareholders is part of the proxy solicitation materials.

                              GENERAL INFORMATION

                   The Board of Directors and Its Committees

The Board of Directors

   The Board of Directors is currently comprised of seven members. Those members are J. L. Whitmire, J. B. Harvey, P. W. Baxter, Berthold Bonekamp, Bernd Jobst Breloer, Dr. Rolf Zimmermann and Ulrich Weber. B. R. Brown resigned as a director effective February 1, 2000. Dr. Dieter Henning resigned as a director of CONSOL Energy on November 16, 1999. Ulrich Weber was elected as a director on March 31, 2000. The CONSOL Energy Board held four regular meetings in the fiscal year ending June 30, 2000. Each director attended 100% of the total number of meetings held by the Board and of each of its Committees on which each director served. The Board has standing committees which meet periodically. Actions taken by such committees are reported to the full Board.

Executive Committee

   The Executive Committee is composed of directors of CONSOL Energy. The Executive Committee has all the powers of the Board of Directors to the extent permitted by law and can exercise such powers and can address matters which arise between meetings of the Board of Directors. The Executive Committee also recommends to the Board of Directors nominees for election as Directors at the Annual Meeting of Shareholders or appointment as Directors of the Corporation in the event of any vacancy. The members of the Executive Committee are J. L. Whitmire, J. B. Harvey, and Berthold Bonekamp. During the fiscal year ended June 30, 2000, the Executive Committee held five meetings and acted once by written consent.

Audit Committee

   The Audit Committee is responsible for providing assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the Corporation and its subsidiaries. The Audit Committee, which currently consists of two directors, employs independent accountants, subject to shareholder ratification, to audit the financial statements of CONSOL Energy and its subsidiaries and perform other assigned duties. Further, the Committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of CONSOL Energy's internal controls. In discharging its responsibilities, the Committee is entitled to rely on the reports, findings and representations of the Corporation's auditors, legal counsel, and responsible officers. The members of the Audit Committee are P. W. Baxter and J. L. Whitmire. The Audit Committee met four times during the fiscal year ended June 30, 2000 and acted once by written consent.

Compensation Committee

   The Compensation Committee, which currently consists of two directors, is responsible for establishing executive compensation policies consistent with corporate objectives and shareholder interests. Members of the Compensation Committee are J. L. Whitmire and P. W. Baxter. The Committee has responsibility for recommending to the Board of Directors levels of compensation for the President and other executive officers, including salary as well as variable compensation, and stock options and otherwise takes action regarding the adoption or amendment of employee benefit, bonus, incentive compensation or similar plans and is responsible for their oversight or administration. No member of the Committee may be an officer or employee of CONSOL Energy or any of its subsidiaries. The Compensation Committee met three times during the fiscal year ended June 30, 2000.

Compensation of Directors

   Members of the Board of Directors who are employees of CONSOL Energy or any of its subsidiaries are not compensated for service on the Board of Directors or on any of its committees. Members of the Board, other than Mr. Whitmire, who are not employees of CONSOL Energy or any of its subsidiaries receive an annual Board membership fee of $30,000; an attendance fee of $2,000 for each meeting of the Board of Directors; an attendance fee of $1,000 for each meeting of any committee of the Board of Directors upon which they serve and, if Chairman of a committee, an annual fee of $2,000; and, in accordance with the terms of the Corporation's Equity Incentive Plan, an initial stock option grant of 4,000 shares and, thereafter, an annual grant of stock options to acquire 2,000 shares.

Plans for Directors

   Under the terms of the Equity Incentive Plan, any director may defer all or part of the payment of Board and committee fees in the form of cash or stock units until a specified year, until ceasing to be a CONSOL Energy director or until death. Annual stock grants may also be deferred but only as stock units. Interest equivalents accrue on payments deferred in the form of cash and dividend equivalents accrue on payments deferred in the form of stock units.

                       Beneficial Ownership of Securities

Principal Shareholders

   As of September 12, 2000, RWE A.G. beneficially owned an aggregate of 57,997,357 shares of CONSOL Energy's common stock, or 73.8% of 78,577,274 shares outstanding at that time.

Section 16(a) Beneficial Ownership Reporting Compliance

   CONSOL Energy's directors and executive officers are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of CONSOL Energy Inc. Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. During fiscal year ending June 30, 2000, all such reports due were filed.

   The following table sets forth at August 1, 2000 information with respect to beneficial ownership by (i) beneficial owners of more than five percent of CONSOL Energy's Common Stock known by the Corporation, based upon information filed with the Securities and Exchange Commission, (ii) each director, (iii) each nominee for director, (iv) each executive officer named in the Summary Compensation table set forth below and (v) all directors and executive officers of the Corporation as a group. The shares identified as beneficially owned by RWE A.G. are shares held of record by Rheinbraun A.G. and Rheinbraun U.S. GmbH, direct and indirect wholly owned subsidiaries of RWE A.G. RWE A.G. is a publicly held company in Germany. The address of the directors and executive officers of CONSOL Energy is c/o CONSOL Inc. 1800 Washington Road, Pittsburgh, PA 15241.

                                                        Amount and
                                                        Nature of
                                                        Beneficial
Name and Address                                       Ownership/1/   Percent
----------------                                       ------------ ------------
RWE A.G...............................................  57,997,357     73.8%
 Opernplatz 1
 45128 Essen, Germany
The Income Fund of....................................   4,449,300      7.6%
America and Capital Research
and Management Group
 333 Hope Street
 Los Angeles, CA 90071
J. Brett Harvey/2/ ...................................      41,907       --
Ronald E. Smith/2/ ...................................      11,513       --
Ronald J. FlorJancic/2/ ..............................      15,398       --
Dr. Rolf Zimmermann/2/ ...............................      12,500       --
M. F. Nemser/2/ ......................................      45,169       --
D. R. Baker/2/ .......................................         659       --
John L. Whitmire......................................      22,316       --
Berthold Bonekamp/2/ .................................       1,333       --
Bernd Breloer/2/ .....................................       1,333       --
P. W. Baxter/2/ ......................................       1,333       --
Ulrich Weber/2/ ......................................           0       --
All Directors and Executive Officers as a group/2/ ...     153,461  less than 1%

--------
/1/Except as otherwise indicated, the named person has the sole voting and investment powers with respect to the shares of CONSOL Energy Common Stock set forth opposite such person's name.

/2/Does not include shares of the Corporation's Common Stock subject to stock options which will become exercisable in increments in future years in the following amounts; Mr. Breloer, 2,667; Mr. Bonekamp, 2,667; Mr. Baxter, 2,667; Mr. Weber, 4,000; Mr. Smith, 33,000; Mr. Nemser, 33,000; Dr.
   Zimmermann, 37,500; Mr. FlorJancic, 45,000; Mr. Harvey, 90,000; and Mr. Baker, 60,000.

                 PROPOSALS FOR CONSIDERATION AT ANNUAL MEETING

                                 Proposal No. 1
                     NOMINATIONS FOR ELECTION OF DIRECTORS

   The nominees for election as directors are identified as follows. All nominees are now members of the Board of Directors. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate following recommendation by the Executive Committee, or the Board may reduce the number of directors to eliminate the vacancy.

   The following material contains information concerning the nominees, including their recent employment, positions with CONSOL Energy, other directorships, and age as of the date of the 2000 Annual Meeting.

   John L. Whitmire, Chairman of the Board of Directors, CONSOL Energy Inc. and CONSOL Inc., age 59, has served as Chairman of the Board of Directors of CONSOL Energy Inc. and CONSOL Inc. since March 3, 1999. Prior to his election, Mr. Whitmire was the Chairman of the Board and Chief Executive Officer of Union Texas Petroleum Holdings, Inc., a position that he held from January 1996 until September 1998 when Union Texas Petroleum was acquired by ARCO. Before joining Union Texas Petroleum, Mr. Whitmire served for more than 30 years in various executive capacities with Phillips Petroleum Company, including Executive Vice President--Exploration and Production, and as a Director from January 1994 to January 1996. Mr. Whitmire is a Director of the National Audubon Society, Thermon Industries and Global Marine, Inc. Mr. Whitmire received a bachelor of science degree in Mechanical Engineering from New Mexico State University.

   J. Brett Harvey, Director and President and Chief Executive Officer, CONSOL Energy Inc. and CONSOL Inc., age 50, has been President and Chief Executive Officer and a Director of CONSOL Energy Inc. and CONSOL Inc. since January 1998. Prior to joining CONSOL Energy Inc., Mr. Harvey served as the President and Chief Executive Officer of PacifiCorp Energy Inc., a subsidiary of PacifiCorp from March 1995 until January 1998. Between January 1993 and January 1998 Mr. Harvey was also President and Chief Executive Officer of Interwest Mining Company and Vice President PacifiCorp Fuels from November 1994 until January 1998. Mr. Harvey is a member of the Board of Directors of the National Mining Association, the National Coal Council, and the Utah Mining Association. He received a bachelor's degree in Mining Engineering from the University of Utah. He is a former Director of the Wasatch Crest Mutual Insurance Company and has served on the Construction Board of the College of Eastern Utah.

   Philip W. Baxter, Director, CONSOL Energy Inc. and CONSOL Inc., age 52, was elected to the Board of Directors of CONSOL Energy Inc. on August 1, 1999, and to the Board of Directors of CONSOL Inc. on August 12, 1999. Mr. Baxter is a former Chief Financial Officer and Executive Vice President of the Tulsa-based energy conglomerate Mapco Inc., which merged with The Williams Company in March 1998. Prior to his 18 year career at Mapco, he held a number of financial positions with Williams Energy Company, a subsidiary of The Williams Company. Currently, Mr. Baxter volunteers as the executive business administrator of a Tulsa Methodist church. He is also a director for Gilcrese Museum and a board member of The Nature Conservancy. He received a bachelor's degree in Business Administration from the University of Oklahoma in 1970 where he majored in finance and economics.

   Berthold Bonekamp, Director, CONSOL Energy Inc. and CONSOL Inc., age 50, has served on the Board of Directors of CONSOL Energy Inc. and of CONSOL Inc. since July 1998. He started at the Accounting Department of Rheinbraun A.G. in 1981. He held a variety of positions in the Rheinbraun Accounting Department and was promoted to Vice President and Division Head--Corporate Development, Organization and Information Processing in 1994. From 1995 to 1998 he served as Chairman of the Executive Board and Chief Executive Officer of RV Rheinbraun Handel und Dienstleistungen GmbH, Cologne, the trading and logistic services branch of the Rheinbraun group. In 1998 he became a member of the Executive Board of Rheinbraun A.G., where he served as Executive Vice President-- International Operations. In October 1998, he became Chairman of the Executive Board and Chief Executive Officer of Rheinbraun A.G. Mr. Bonekamp holds a Mechanical Engineering degree from the Muenster College of Applied Science and holds a master's degree in Business Administration (Diplom-Kaufmann) from Muenster University in Germany.

   Bernd Jobst Breloer, Director, CONSOL Energy Inc. and CONSOL Inc., age 57, has served on the Board of Directors of CONSOL Energy Inc. and of CONSOL Inc. since September 1998. Mr. Breloer has held various executive positions in the RWE A.G. group's nuclear division. From 1988 to 1992 he served as Chairman of the Executive Board and as Chief Executive Officer of Nukem GmbH, the group's nuclear fuel cycle services entity. In 1993, he joined Rheinbraun A.G., where he became a member of the Executive Board with responsibility for the Finance and Accounting Division. Mr. Breloer holds a master's degree in Business Administration (Diplom-Kaufmann) from Muenster University in Germany.

   Dr. Rolf Zimmermann, Executive Vice President of CONSOL Energy Inc. and CONSOL Inc. and Director, CONSOL Energy Inc. and CONSOL Inc., age 56, has been Executive Vice President of CONSOL Inc. since January 1999 and of CONSOL Energy Inc. since February 1999. He has been on the Board of Directors of CONSOL Energy Inc. and of CONSOL Inc. since November 1993. In 1973, he served in the Corporate Planning Department of the oil refinery subsidiary of Rheinbraun A.G. He became Vice President and head of supply in 1985. He joined Rheinbraun A.G. in 1989 and was head of the Corporate Structure and Internal Audit Department until 1990. From 1990 to 1991, he was a member of the management board of a consulting firm established to prepare for the privatization of the East German lignite industry. In 1992, he became Senior Vice President of Rheinbraun A.G. and head of the Business Development, Corporate Structure and Information Processing Division. Mr. Zimmermann received a master's degree (Diplom-Volkswirt) in Economics from Bonn University and holds a doctor's degree (Dr. rer.pol.) in Economics from Cologne University in Germany.

   Ulrich Weber, Director, age 50, was elected to the Board of Directors of CONSOL Energy Inc. on March 31, 2000. He has been Executive Board Member--Human Resources of Rheinbraun A.G. since July 1, 1998. From July 1, 1997 until June 30, 1998 he was Vice-Chairman of the Executive Board of CUBIS AG, Essen, Germany and served as a board member from April 1, 1993 through June 30, 1997. Beginning January 1, 1990 he was a member of the Board of Management of Deutsche Montan Technologie e.V, Bochum/Essen Germany until March 31, 1993. During 1989, Mr. Weber was a member of the Board of Management of Westfalische Berggewerkschaftskasse (WBK) and before that time served as the Head of the Office of Board of Management/Law of WBK, Chancellor of the College of Mining. Mr. Weber is a graduate of Law from the University of Cologne.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
             "FOR" THE ABOVE NAMED NOMINEES FOR BOARD OF DIRECTORS.

              EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

Compensation Committee Report

   The Compensation Committee of the Board of Directors is responsible for administering the Equity Incentive Plan and reviewing and making decisions with respect to the compensation of executive officers and key executives of CONSOL Energy and its subsidiaries. The Compensation Committee was appointed in August 1999 in connection with and shortly after the Initial Public Offering of CONSOL Energy was completed, with Messrs. Whitmire and Baxter as members. Prior to the completion of the Initial Public Offering, compensation for CONSOL Energy and its subsidiaries' executive officers was set by the Executive Committee and Board of Directors of CONSOL Energy Inc.

   The following is the Compensation Committee's report to shareholders on the Corporation's executive compensation policies with respect to compensation reported for fiscal year ended June 30, 2000. In accordance with the rules of the Securities and Exchange Commission, this report shall not be incorporated by reference into any of the Corporation's future filings made under the Securities Exchange Act of 1934 or under the

Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed under the Securities Act of 1933.

Compensation Committee Report on Executive Compensation

   Key compensation-related responsibilities of the Compensation Committee ("Committee") of the Board of Directors ("Board"):

  . Oversees CONSOL Energy's employee benefit and compensation plans, policies and practices;

  . Recommends to the Board or takes other action regarding the adoption or amendment of employee benefit compensation plans;

  . Conducts regular, comprehensive reviews of the Corporation's executive compensation program; and

  . Establishes the annual compensation of the Corporation's executive officers.

  . For the fiscal year ended June 30, 2000, the Committee's activity focused on the key elements of the total direct compensation program for executive officers, the adoption of the Long Term Incentive Performance Unit Plan, the adoption of a Short-Term Incentive Plan design including eligibility, minimum thresholds, target objectives, target results, target payout groups, their respective percentage targets and the payout formula and the adoption of earnings per share, share price and operating cash flow as performance measurements for the next fiscal year, and the authorization of additional grants of stock options.

 How the Committee functions:

  . The Committee uses compensation data for a peer group of selected mining and energy companies which compete in markets served by the Corporation ("Peer Group"). The Peer Group is used by the Committee as a primary basis for performance and compensation comparison purposes when making key compensation-related decisions.

  .  The Committee has been assisted by:

    .  An independent compensation consultant retained by the Corporation;
       and

    .  The Corporation's internal support staffs.

 The Corporation's executive compensation program is designed to:

  . Attract, motivate and retain executive officers who can make significant contributions to the Corporation's long-term success.

  .  Align the interests of executive officers with those of shareholders;
     and

  . Place a portion of an executive officer's total compensation at risk by tying it to the Corporation's financial performance.

   The three primary components of the Corporation's executive compensation programs are: base salary, annual incentive awards, and long-term incentive awards:

 Base Salary

  . Base salaries are generally targeted at the middle of the competitive marketplace.

  . The "market rate" for an executive position is determined through an assessment by the Corporation's human resources personnel. This assessment considers relevant industry salary practices, the position's complexity and level of responsibility, its importance to the Corporation in relation to other executive positions, and the competitiveness of an executive's total compensation.

  . Subject to the Committee's approval, the level of an executive officer's base pay is determined on the basis of:

    .  Relevant comparative compensation data; and

    . The Chief Executive Officer's assessment of the executive's performance, experience, demonstrated leadership, job knowledge and management skills.

 Annual incentive awards

  . For the fiscal year ended June 30, 2000, annual incentive awards were made to the President and Chief Executive Officer and the other four executive officers included in the compensation tables beginning on page 11 under the Short-Term Incentive Compensation Plan. Other eligible executive officers also were paid under the same annual incentive award plan.

  . These cash awards are intended to provide a linkage among executive performance, annual performance measures, and long-term shareholder value.

 How annual incentive awards are calculated under the Short-Term Incentive Compensation Plan:

  . The Short-Term Plan is designed to give the Committee the flexibility to make annual incentive awards that are comparable to those found in the marketplace in which the Corporation competes for executive talent. The Short-Term Plan permits the payment of annual incentive awards that are intended to qualify as deductible, performance-based compensation under
     Section 162(m) of the Internal Revenue Code of 1986, as amended
     ("Code").

  . Before the end of the quarter ended September 30, 1999, subject to subsequent review, each participant was assigned a target incentive award amount, calculated as the maximum percentage of the compensation pool for that participant for the fiscal year ended June 30, 2000.

 During the fourth quarter of the fiscal year ended June 30, 2000:

  . The identity of the executive officers eligible to participate in the Short-Term Plan was confirmed;

  . The size of the compensation pool for the year, based upon financial information supplied by the Corporation's officers, was computed and certified; and

  . The amount of the authorized incentive award to be paid to each participant in the Short-Term Plan was certified, based on:

    . the maximum percentage of the compensation pool assigned to a participant; and

    . an assessment for the fiscal year ended June 30, 2000 of an individual executive's performance and that of the Corporation or specified business units against certain criteria, and a subjective evaluation of performance based on certain criteria.

 Long-term incentive awards

  . The Long-Term Incentive Compensation Plan is intended to focus the efforts of executive officers on performance that will increase the equity value of the Corporation for its shareholders.

 How the compensation granted under the Long-Term Plan is determined:

  . Awards under the Plan are based on achievement of performance targets tied to operating earnings and cash flow.

  . Awards have a three-year term and are payable, if performance is attained, in the year following completion of the three-year term.

  . The Target for the first year is the Corporation's earnings objective for that year and for the second and third year are based on objectives established in the Corporation's long-term business plan adopted before the three-year period.

  . If actual results for the three-year period average less than 80% of the targets, then participants are not entitled to long-term incentive payments. Achievement of the target entitles participants to receive the base amount ($100 per unit awarded). Participants may receive up to 150% of the base award, if actual results are as much as 150% of the targeted results.

 Chief Executive Officer compensation

  . With input from the Committee's independent compensation consultant, the Committee decides matters affecting Mr. Harvey's compensation.

   .  The Committee considered:

    . The Corporation's financial performance and Peer Group compensation data; and

    . Mr. Harvey's leadership, decision-making skills, experience, knowledge, communication with the Board and strategic recommendations, as well as the Corporation's positioning for future performance.

    . The Committee did not place any particular relative weight on one of these factors over another, but the Corporation's financial performance is generally given the most weight.

  . The Committee's decisions regarding Mr. Harvey's compensation are reported to and discussed with the Board.

  . For fiscal year ended June 30, 2000, the Committee's decisions regarding Mr. Harvey's compensation included the following:

    . In March 2000, the Committee decided that Mr. Harvey's 2000 base salary would be increased to $455,400, effective as of April 1, 2000.

  . In deciding upon the size of Mr. Harvey's incentive award payment under the Short-Term Plan, the Committee considered these significant accomplishments, in addition to the Corporation's operating cash flow and operating earnings achievements:

    . CONSOL Energy met or exceeded consensus earnings estimates and continued a transition to a more valuable revenue and business mix.

    . CONSOL Energy implemented a number of strategic initiatives designed to improve the risk and return characteristics of its businesses.

  .  The Committee recognized the Corporation's Common Stock performance,

  . Before arriving at its final decision regarding the amount of Mr. Harvey's annual incentive award, the Committee confirmed with its independent compensation consultant that the Corporation's compensation program is consistent with market place practices linking pay for performance.


 Conclusion:

  . Based upon its review of the Corporation's executive compensation program, the Committee has concluded that the program's basic structure is appropriate, competitive and effective to serve the purposes for which it was established.

                                          MEMBERS OF THE COMMITTEE:

                                          J. L. Whitmire, Chairman
                                          P. W. Baxter

The Officers

   As of June 30, 2000, the names and ages of the principal executive officers of CONSOL Energy and its subsidiaries are set forth below, together with the positions held by each person in the Corporation.

                                                                Served as an
 Name and Age                         Position                  Officer Since
 ------------                         --------                  -------------
 J. B. Harvey, 50      President and Chief Executive Officer        1998
 Dr. R. Zimmermann, 56 Executive Vice President                     1999
 D. R. Baker, 50       Executive Vice President--Operations--       1999
                       CONSOL Inc.
 R. E. Smith, 51       Executive Vice President-- Engineering       1992
                       Services, Environmental Affairs &
                       Exploration--CONSOL Inc.
 R. J. FlorJancic, 50  Executive Vice President--Marketing--        1995
                       CONSOL Inc.
 M. F. Nemser, 50/3/   Vice President and Treasurer                 1992
 W. J. Lyons, 51       Vice President and Controller                1995
 D. L. Fassio, 53      Vice President and Secretary                 1994

--------
/3/ Left the Corporation effective August 1, 2000.

   For the past five years, each of the above officers held the office shown, except as follows:

   Mr. Harvey has been President, Chief Executive Officer and a Director of CONSOL Energy since January 1998. Prior to his current employment, he served as the President and Chief Executive Officer of PacifiCorp Energy Inc., a subsidiary of PacifiCorp. Between 1993 and 1995 Mr. Harvey was President and Chief Executive Officer of both Interwest Mining Company and PacifiCorp Fuels.

   Dr. R. Zimmermann has been Executive Vice President of CONSOL Inc. since January 1999 and of CONSOL Energy Inc. since February 1999. He has been on the Board of CONSOL Energy Inc. and of CONSOL Inc. since November 1993, where he served as a representative of Rheinbraun A.G.

   D. R. Baker has been Executive Vice President--Operations of CONSOL Inc. since November 1, 1999. Prior to his current employment, he served since January 1998 as President and Chief Executive Officer of Interwest Mining Company, a subsidiary of PacifiCorp and Vice President--Fuels for PacifiCorp. From 1987 until January 1998, Mr. Baker was Vice President--Operations for Interwest.

   R. E. Smith has been Executive Vice President--Engineering Services, Environmental Affairs & Exploration of CONSOL Inc. since April 1, 1992. He was Senior Vice President of Consolidation Coal Company from 1990 until April 1, 1992.

   R. J. FlorJancic has been Executive Vice President--Marketing of CONSOL Inc. since May 1995. He was Vice President--Supply and Distribution from January 1992 to December 1993 and Vice President--Sales from December 1993 to May 1995.

   W. J. Lyons has been Vice President and Controller of CONSOL Energy Inc. since January 1, 1995 and of CONSOL Inc. since January 1, 1995. Prior to January 1, 1995, Mr. Lyons held the position of Assistant Controller for CONSOL Inc. since January 1992 and as Manager of Accounting of Consolidation Coal Company since October 1995.

   D. L. Fassio has been Secretary of CONSOL Energy and Vice President, General Counsel and Secretary of CONSOL Inc. since March 1994. He has been Vice President of CONSOL Energy since November 1998.

Executive Compensation

   The following table discloses the compensation for Mr. Harvey and the other four most highly compensated executive officers of CONSOL Energy or its subsidiaries at fiscal year ended June 30, 2000 whose annual salary plus other forms of compensation exceeded $100,000. The information provided for 1999 represents the period from January 1, 1999 through June 30, 1999. At June 30, 1999, CONSOL Energy converted to a fiscal year beginning July 1, 1999 to June 30, 2000.

                           SUMMARY COMPENSATION TABLE

                              Annual Compensation ($)                Long-Term Compensation
                         --------------------------------- -------------------------------------------
                                                                          #
                                                                      Securities
                                                           Restricted Underlying
                                              Other Annual   Stock     Options/    LTIP    All Other
Pincipal Position        Year Salary   Bonus  Compensation Award (#)     SARS    Payments Compensation
-----------------        ---- ------- ------- ------------ ---------- ---------- -------- ------------
J. Brett Harvey......... 2000 427,800 200,000        --        --           --   347,100      9,900
President and            1999 207,000 500,097        --        --      120,000        --      4,800
Chief Executive          1998 390,000 149,050   132,125        --           --        --     26,800
                         1997      --      --        --        --           --        --         --

Ronald J. FlorJancic.... 2000 235,720  88,900        --        --           --   316,997      9,900
Executive Vice           1999 114,875 355,000        --        --       60,000   280,000      4,800
President                1998 207,900 195,000        --        --           --   186,150      9,600
                         1997 193,650 185,000        --        --           --    75,000      9,600

Ronald E. Smith......... 2000 230,470  56,400        --        --           --   161,980      9,900
Executive Vice           1999 108,600 145,000        --        --       44,000   196,000      4,800
President                1998 211,150 132,000        --        --           --   161,330      9,600
                         1997 205,650 120,000        --        --           --   202,500      9,600

Rolf Zimmermann......... 2000 228,784  62,400        --        --           --        --         --
Executive Vice           1999 110,000 125,000        --        --       50,000        --         --
President                1998      --      --        --        --           --        --         --
                         1997      --      --        --        --           --        --         --

Michael F. Nemser....... 2000 187,995  56,400        --        --           --   115,700      9,900
Senior Vice              1999  92,460 253,000        --        --       44,000   140,000      4,800
President and            1998 169,500 120,000        --        --           --    99,280      9,600
Treasurer--              1997 164,250 112,000        --        --           --    45,000      9,600

Long-Term Incentive Plan

   Certain officers of CONSOL Energy and its subsidiaries participate in a Long-Term Incentive Plan (LTIP) which is administered by the Vice President-- Human Resources of CONSOL Inc. The Board of Directors may adjust award targets to reflect certain extraordinary events, including strategic restructuring and new investments for capital expansion. The Board of Directors has the discretion to terminate, suspend, withdraw or modify the LTIP in whole or in part.

   Awards under the LTIP are based on CONSOL Energy's results of operations. Performance targets are tied to operating earnings and cash flow measures. Awards are granted in units, each of which has a nominal value of $100. The awards have a three-year term and are payable in the year after the term. The target for the first year is the profit objective of CONSOL Energy for that year. Years two and three are based upon targets stated in CONSOL Energy's long-term business plan in place prior to the beginning of the award cycle. Awards may vary from 0% to 150% of the nominal value of the unit depending upon the targeted results of operations for CONSOL Energy. For example, if the results of operations average 100% of the target for the relevant period, each unit would have a value of $100. If the results of operations average less than 80% of the target for the relevant period, each unit would have a value of $0. If the results of operations average 150% or more of the target for the relevant period, each unit would have a value of $150. A recipient may elect to receive payment when an award is earned or may defer the payment of such award. Deferred awards accrue compounded interest at an annual rate equal to Moody's AAA 10-year municipal bond rate.

   The following table provides certain information with respect to awards granted to Mr. Harvey and the other four most highly compensated executive officers during the fiscal year ending June 30, 2000.

                         Long-Term Incentive Plan Table
                               (1998-2000 Cycle)

                               Number
                                 of    Period Until  Threshold  Target  Maximum
Name                           Units  Payout (Years)     $        $        $
----                           ------ -------------- --------- -------- --------
J. Brett Harvey...............  4000      7/2002      0/unit   100/unit 150/unit
Ronald J. FlorJancic..........  1850      7/2002      0/unit   100/unit 150/unit
Ronald E. Smith...............  1700      7/2002      0/unit   100/unit 150/unit
Rolf Zimmermann...............  1550      7/2002      0/unit   100/unit 150/unit
Michael F. Nemser.............  1000      7/2002      0/unit   100/unit 150/unit

Stock Option Grants

   In 1999, the Board of Directors of CONSOL Energy granted to certain employees nonqualified stock options to acquire an aggregate of 844,000 shares of common stock at an exercise price equal to $16.00, the price offered to the public in CONSOL Energy's Initial Public Offering. These nonqualified stock options become exercisable in increments beginning in May 2000. During the fiscal year ended June 30, 2000, no nonqualified stock options were granted to Mr. Harvey or the other four most highly compensated officers of the Corporation.

Stock Options

   The following table sets forth the number of aggregated stock options or stock appreciation rights which became exercisable or which were unexercisable for the five most highly compensated executive officers of CONSOL Energy or its subsidiaries at June 30, 2000.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                                          (d)                        (e)
                             (b)                 Number of Securities       Value of Unexercised
                          Number of             Underlying Unexercised          in-the-Money
                          Securities    (c)         Options/SARs at            Options/SARs at
                          Underlying   Value     Fiscal Year Ended (#)       Fiscal Year-End ($)
  (a)                    Options/SARs Realized ------------------------- ---------------------------
Name                      Exercised     ($)    Exercisable Unexercisable Exercisable Unexecisable/1/
-----                    ------------ -------- ----------- ------------- ----------- ---------------
J. Brett Harvey.........      --         --      30,000       90,000         $ 0           $ 0
Ronald J. FlorJancic....      --         --      15,000       45,000         $ 0           $ 0
Ronald E. Smith.........      --         --      11,000       33,000         $ 0           $ 0
Rolf Zimmermann.........      --         --      12,500       37,500         $ 0           $ 0
Michael F. Nemser.......      --         --      11,000       33,000         $ 0           $ 0

--------
/1/Calculated on the basis of the closing sale price of $15.14 per share on June 30, 2000 less the exercise price.

Retirement Benefits

   Retirement benefits for CONSOL Energy Inc. employees under the Pension and Retirement Plan are based on an employee's years of service and average monthly pay during the employee's three highest-paid years.

"Average monthly pay" for this purpose includes regular compensation and 100% of annual variable compensation payments, but excludes other bonuses and compensation in excess of limits imposed by the Internal Revenue Code. The Internal Revenue Code limits the amount of annual benefits which may be payable from the pension trust. Retirement benefits provided under the pension plan in excess of these limitations are paid from the Corporation's general revenues under separate, nonfunded pension restoration plans.

                               Pension Plan Table

                                         Years of Service
                     -----------------------------------------------------------------------------
Remuneration            15                     20                     25                     30
------------         --------               --------               --------               --------
  $ 90,000           $ 17,894               $ 23,857               $ 29,821               $ 35,785
   145,000             31,092                 41,457                 51,821                 62,185
   200,000             44,294                 59,057                 73,821                 88,585
   255,000             57,492                 76,657                 95,821                114,985
   310,000             70,692                 94,257                117,821                141,385
   365,000             83,892                111,857                139,821                167,785
   420,000             97,092                129,457                161,821                194,185
   530,000            123,492                164,657                246,618                287,721
   640,000            149,892                197,857                299,418                349,321
   750,000            176,292                235,057                352,218                410,921

   The above table illustrates the straight life annuity amounts payable under the Pension and Retirement Plan and pension restoration plans to CONSOL Energy employees retiring at age 65 in 2000. Amounts shown above are subject to deduction for Social Security payments. The current years of service credited for retirement benefits for the named officers are as follows:

     J. B. Harvey............ 13            R. J. FlorJancic........ 24
     R. Zimmermann...........  1            M. F. Nemser............ 26
     R. E. Smith............. 24


Employment Agreements

   Employment Agreement With Mr. Harvey. J. Brett Harvey entered into an employment agreement with CONSOL Energy Inc. and CONSOL Inc. on December 11, 1997. Under the terms of this contract, Mr. Harvey assumed his current positions as the President and Chief Executive Officer of both companies on January 1, 1998. The employment agreement provides for a term through December 31, 2002. The term of the agreement is to be extended for an additional year, or through December 31, 2003, if Mr. Harvey remains employed by the Corporation on December 31 of the year 2000. The term of the agreement can be extended for one year in a similar manner in succeeding years e.g. if employed on December 31, 2001, the term is extended through December 31, 2004 but in no case is the term of the employment agreement to be extended beyond December 31, 2007 unless it is terminated earlier. Mr. Harvey's employment will terminate if:

 . he becomes disabled and would be eligible to receive disability benefits under CONSOL Inc.'s employee retirement plan,

 .  if either party terminates the agreement or

 . for cause as determined by the Board of Directors of CONSOL Energy at any time.

   If the agreement is terminated other than by CONSOL Energy for cause or if Mr. Harvey resigns, Mr. Harvey will receive severance payments in an amount equal to any incentive compensation received in the preceding 12 months and his then current base salary. These amounts would be paid to Mr. Harvey until the end of the term of the employment agreement. In the event of termination for cause, Mr. Harvey's compensation and benefits terminate at the end of the month in which the notice of termination is given.

   Mr. Harvey received a yearly base salary of $414,000, increased to $455,400 effective April 1, 2000. He is entitled to participate in all incentive compensation programs for senior management of CONSOL Inc., including short-term and long-term incentive pay programs. He also is eligible for all employee benefit plans and policies applicable to CONSOL Inc. employees. For employee retirement plans purposes, Mr. Harvey will receive 11 years of additional service credit representing his years of employment at PacifiCorp, deducting from any such benefits amounts payable to him pursuant to any retirement or similar plans of PacifiCorp.

   Mr. Harvey's employment agreement contains certain confidentiality and non-competition obligations. Mr. Harvey must keep CONSOL Energy's non-public information confidential during the term of the employment agreement and for a period of 12 months after his termination. Mr. Harvey has agreed not to compete with the business of CONSOL Energy for so long as he receives severance benefits under the terms of the employment agreement.

Agreement with John L. Whitmire

   CONSOL Energy Inc. entered into an agreement with Mr. Whitmire on February 22, 1999 pursuant to which he was engaged as the non-executive Chairman of the Board of both CONSOL Energy Inc. and CONSOL Inc., subject to election by each corporation's stockholders. Under the terms of the agreement, Mr. Whitmire will receive cash compensation of $100,000, shares of common stock having a fair market value of $225,000 and stock options having a fair market value of $25,000 each year. Mr. Whitmire was elected to serve as the Chairman of the Board by the stockholders of CONSOL Energy Inc. and CONSOL Inc. on March 3, 1999.

Related Party Transactions

   CONSOL Energy Inc. and Rheinbraun A.G. entered into an agreement to investigate possible investments in which they may jointly participate. Under this agreement, expenses are to be shared equally. For the twelve months ended June 30, 2000, CONSOL Energy Inc. expensed $436,000 related to this agreement and deferred $386,000 as Prepaid Expenses. To date, no investments have been acquired pursuant to this agreement.

   CONSOL Energy sells coal to Rheinbraun and its subsidiaries on a basis reflecting the market value of the product. For the year ended June 30, 2000, such sales amounted to $3,254,000.

   Also, a subsidiary of Rheinbraun periodically provides insurance brokerage coverage services to CONSOL Energy Inc. without fee. For the twelve months ended June 30, 2000, CONSOL Energy Inc. has expensed $510,000 of insurance expense and deferred $240,000 as prepaid expenses brokered through this subsidiary of Rheinbraun A.G.

                            STOCK PERFORMANCE GRAPH

   The following performance graph compares the cumulative total shareholders return on CONSOL Energy Common Stock to the cumulative total return of the New York Stock Exchange Comp Index and the S&P 400 (Midcap) Index. The graph assumes the value of the investment in the CONSOL Energy Common Stock and each index was $100 at April 30, 1999 and that all dividends were reinvested through fiscal year ended June 30, 2000.


                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
     AMONG CONSOL ENERGY INC, NYSE COMP. INDEX AND S&P 400 (MIDCAP) INDEX

                             CONSOL
Measurement period           ENERGY                                  S&P 400
(Fiscal year Covered)        INC.                NYSE COMP.          (MIDCAP)
---------------------        --------            ---------           -------
Measurement PT -
                             $                   $                   $
FYE  4/30/99                 $100                $100                $100
FYE  6/30/99                 $ 75                $102.47             $105.81
FYE  6/30/2000               $104.16             $103.34             $123.75

                                 Proposal No. 2
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

   Article III, Section 5 of the Corporation's Bylaws provides that it shall be the duty of the Audit Committee to employ, subject to shareholder ratification at each annual meeting, independent accountants to audit the books of account, accounting procedures and financial statements of CONSOL Energy and its subsidiaries for the year and to perform such other duties as prescribed from time to time by the Audit Committee.

   Subject to ratification by the shareholders at the Annual Meeting, the Board of Directors has appointed Ernst & Young LLP to serve as the independent certified public accountants for CONSOL Energy for its 2001 fiscal year end. Ernst & Young LLP has served as independent accountants for CONSOL Energy since 1992. It is believed that its knowledge of CONSOL Energy's business gained through this service is most valuable. Partners and employees of the firm who work on CONSOL Energy's account are periodically changed, thus giving CONSOL Energy the benefit of new thinking and approaches in the audit area.

   During 2000 Ernst & Young audited CONSOL Energy's annual consolidated financial statements and those of its subsidiaries, reviewed financial information in filings with the Securities and Exchange Commission and other regulatory agencies, audited employee benefit plans and provided various other services.

   The affirmative vote of the majority of the votes cast by the holders of CONSOL Energy Common Stock on this proposal shall constitute ratification of the appointment of Ernst & Young LLP.

   If the shareholders by the affirmative vote of a majority of the CONSOL Energy Common Stock represented at the Annual Meeting do not ratify the appointment of Ernst & Young LLP, the selection of independent certified public accountants will be reconsidered by the Board of Directors.

   Representatives of Ernst & Young are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE EMPLOYMENT OF ERNST & YOUNG AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR JULY 1, 2000 THROUGH JUNE 30, 2001.

                             SHAREHOLDER PROPOSALS

Nominations for Director

   Each year the Board of Directors will submit to the shareholders at the Annual Meeting its nominations for election of directors. In making such recommendations, the Executive Committee will consider nominations submitted by shareholders. Any such nominations must be made by shareholders of record and received by the Secretary of CONSOL Energy by June 1, 2001. Nominations must be accompanied by a statement of the nominee indicating willingness to serve if elected and disclosing principal occupations or employments held over the past five years.

Other Shareholder Proposals

   In addition, the Bylaws require that the selection of independent accountants by the Audit Committee of the Board of Directors be submitted for shareholder ratification at each Annual Meeting. Other proposals may be submitted by the Board of Directors or shareholders for inclusion in the proxy statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the 2001 Annual Meeting Proxy Statement must be received by the Secretary of CONSOL Energy no later than June 1, 2001. Any such proposal should be addressed to the Secretary, CONSOL Energy Inc., 1800 Washington Road, Pittsburgh, PA 15241.

                                 OTHER MATTERS

   The Board of Directors knows of no other proposals that may properly be presented for consideration at the meeting but, if other matters do properly come before the meeting, the persons named in the proxy will vote your shares according to their best judgment.

                                          By Order of the Board of Directors
                                           of CONSOL Energy Inc.

                                          D. L. Fassio
                                          Secretary

[X] Please mark your
    vote as in this
    example.

The proxies will vote the shares represented by this proxy as specified by you, but if no specification is made, the proxies will vote the shares for the election of directors and for approval of all proposals.

        The Board of Directors Recommends a vote FOR proposals 1 and 2.

                   FOR           WITHHELD
1. Election of     [ ]             [ ]
   Directors.
   (see reverse)

   For, except vote withheld from the following nominee(s)

   _________________________________________

2. Ratification of               FOR         AGAINST          ABSTAIN
   Independent Accountants.      [ ]           [ ]              [ ]
   Ernst & Young LLP


SIGNATURE(S)                            DATE           Change of
            ---------------------------     -------    Address/Comments on  [ ]
                                                       Reverse Side
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                           /\FOLD AND DETACH HERE/\



                        ANNUAL MEETING OF SHAREHOLDERS
                                      OF
                               CONSOL ENERGY/TM/
                               OCTOBER 25, 2000

                              CONSOL ENERGY INC.
                        Annual Meeting October 25, 2000
P                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
R
O             The undersigned hereby appoints J.B. Harvey and D.L. Fassio, and
X          each of them, proxies with power of substitution to vote on behalf
Y of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of CONSOL Energy Inc. on October 25, 2000 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this proxy. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

Nominees for Election as Directors.               COMMENTS OR CHANGE OF ADDRESS
                                               ________________________________
                                               ________________________________
J. Brett Harvey, Dr. Rolf Zimmermann,          ________________________________
John L. Whitmire, Berthold Bonekamp,           ________________________________
Bernd Jobst Breloer, Philip W. Baxter,         (If you have written in the above
Ulrich Weber.                                  space, please mark the corre-
                                               sponding box on the reverse side
                                               of this card)


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                          /\DETACH PROXY CARD HERE/\